EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of ALL Fuels & Energy Company (formerly known as ICrystal, Inc.), on Form S-8, of our report dated March 16, 2007, (which includes an emphasis paragraph relating to the Company’s ability to continue as a going concern) as of and for the year ended December 31, 2006, and all references to our firm included in this Registration Statement.

/s/ FARMER, FUQUA & HUFF, P.C.

Farmer, Fuqua & Huff, P.C.
Certified Public Accountants

Plano, Texas
October 25, 2007